AMENDMENT TO LEASE AGREEMENT
                       BETWEEN EXCIMER VISION LEASING L.P.
                                       AND
                                BRITESMILE, INC.


                  This Amendment to Lease Agreement is entered into as of January 1, 2003 between Excimer Vision Leasing L.P. ("EVL") and BriteSmile, Inc. ("BriteSmile").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, EVL and BriteSmile are parties to an Amended and Restated Agreement, dated February 25, 2001 (the "Lease Agreement") as amended by an amendment dated March 8, 2002 and by a further amendment dated September 18, 2002 (the Lease Agreement, as so amended, being the "Amended Lease Agreement"); and

                  WHEREAS, EVL and BriteSmile wish to amend the Amended Lease Agreement in certain respects;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EVL and BriteSmile do hereby agree as follows:

        1. Definitions. Capitalized term not otherwise defined herein shall have their respective meanings as set forth in the Amended Lease Agreement.

        2. Variable Rent. Section 4(c) of the Amended Lease Agreement is hereby amended to read in its entirety as follows:

        (c)    Variable Rent.

        (i) The Variable Rent for each Leased System shall be based on the Key Cards delivered for use with respect to the Leased System. The Variable Rent shall be equal to $25 for each BriteSmile Procedure that would be able to be performed on such System by fully using all Key Cards delivered during the preceding month for use with such System or $125 for each standard 5-Procedure Key Card that is delivered. Payment of such Variable Rent shall be made on the 40th day following the end of the month in which delivery of such Key Cards occurred.

        (ii) Notwithstanding the foregoing, the payment of Variable Rent due with respect to Key Cards delivered in any month during the calendar years 2002 and 2003 shall not be made on the 40th day following the end of the month in which delivery of the Key Cards occurred. Instead payment of such Variable Rent shall be deferred, and payment of the aggregate amount of the Variable Rent due with respect to all Key Cards delivered in all months during the calendar year 2002 (the "Total Deferred 2002 Variable Rent") and in all months during the calendar year 2003 (the


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               "Total  Deferred 2003 Variable Rent") shall be made on January 1,
               2004.

        (iii) In addition to the payments required to be made under Section 4(c)(ii), BriteSmile shall pay EVL interest at the Prescribed Rate, as hereinafter defined, on so much of the Total Deferred 2002 Variable Rent and on so much of the Total Deferred 2003 Variable Rent as has accrued and remains due but unpaid from time to time from and after March 12, 2002, in the case of Total 2002 Variable Rent, and March 12, 2003, in the case of Total 2003
               Variable Rent. For the purposes of the interest calculations under this subsection (iii), Variable Rent included in Total Deferred 2002 Variable Rent and in Total Deferred 2003 Variable Rent shall be deemed to accrue on the date that payment of such Variable Rent would be required to be made under Section 4(c)(i) without giving effect to Section 4(c)(ii). All such interest that accrues from March 12, 2002 to January 8, 2003 on account of Total Deferred 2002 Variable Rent shall be paid on January 9, 2003. Thereafter such accrued interest on account of Total Deferred 2002 Variable Rent shall be payable on the 9th day of each month through December 9, 2003 and on January 1, 2004. All such interest that accrues on account of Total Deferred 2003 Variable Rent shall be paid on the 9th day of each month commencing April 9, 2003 through December 9, 2003 and on January 1, 2004.

        (iv) The "Prescribed Rate" of interest due under Section 4(c)(iii) means an interest rate, compounded monthly, equal to the sum of
               (A) the London Interbank Offered Rate as quoted by The Bank of Nova Scotia for the applicable Adjustment Date for deposits in U.S. Dollars for one month maturities as determined on each Adjustment Date plus (B) 200 basis points, such rate to change on each Adjustment Date. The term "Adjustment Date" means (A) during the calendar year 2002, each day on which payments of Variable Rent for Key Cards delivered during 2002 would be required to be made under Section 4(c)(i) without giving effect to the deferral provided by Section 4(c)(ii), commencing with March 12, 2002, and
               (B) during the calendar year 2003, the 9th day of each month commencing January 9, 2003.

        (v) BriteSmile may from time to time on three days written notice to EVL prepay all or any portion of Total Deferred 2002 Variable Rent then due by paying the portion thereof to be prepaid together with all interest accrued under Section 4(c)(iii) on Total Deferred 2002 Variable Rent to the date of prepayment. Upon payment in full of all Total Deferred 2002 Variable Rent as provided in the preceding sentence, BriteSmile may, from time to time on three days written notice to EVL, prepay all or any portion of Total Deferred 2003 Variable Rent then due by paying the portion thereof to be prepaid together with all interest accrued under Section 4(c)(iii) on Total Deferred 2003 Variable Rent to the date of prepayment.

        (vi) In the event that a payment of Variable Rent is to be made, or an Adjustment Date falls, on a day that is not a Business Day, such payment shall be made, and such Adjustment Date shall be deemed to occur, on the next Business Day. A "Business Day" means with respect to a payment of Variable Rent any day excluding Saturday, Sunday and a legal holiday under the laws of the State of California and excluding a day on which banking institutions located in such state are authorized or required by law or governmental action to close, and, with respect to an Adjustment Date, means a Business Day that is also a day on which trading by and between banks in U.S. Dollar deposits in the London interbank market occurs.

        (vii)  The following example is provided to illustrate the provisions of

               Section 4(c)(ii)-(iv).

        Example: Assume that Variable Rent accrues under the Lease at a rate of $300,000 per month for each month during 2002 and 2003. Payment of the $300,000 of Variable Rent attributable to Key Cards delivered in January 2002 would otherwise be due on March 12, 2002. Instead such Variable Rent otherwise due on March 12, 2002 and all other Variable Rent due with respect to Key Cards delivered in 2002 (an aggregate of $3,600,000) and all other Variable Rent due with respect to Key Cards delivered in 2003 (an aggregate of another $3,600,000) is due on January 1, 2004.

        Interest will accrue on the accrued Variable Rent from March 12, 2002 at the Prescribed Rate. The amount of Variable Rent on which interest accrues shall be the amount of rent that has been deferred (e.g., $300,000 from March 12, 2002 to April 9, 2002; $600,000 from April 9,
        2002 to May 10, 2002, etc.).

        All accrued interest is due on January 9, 2003. Thereafter interest shall accrue on the balance of Total Deferred 2002 Variable Rent and Total Deferred 2003 Variable Rent which remains unpaid (e.g., $3,600,000 from January 9, 2003 to March 12, 2003, $3,900,000 from
        March 12, 2003 to April 9, 2003; $4,200,000 from April 19, 2003 to May
        10, 2003, etc.

        The interest rate is determined on a monthly basis. During 2002, interest is fixed on the date that Variable Rent otherwise would have been due but for the deferral, e.g. March 12, 2002, April 9, 2002, etc. During 2003, interest is fixed on the ninth day of each month.


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        3.     General Provisions.

        (a) Nothing in this Amendment shall affect the obligation of BriteSmile to make Fixed Payments under the Amended Lease Agreement at any time, including but not limited to with respect to the period from January 1, 2002 to December 31, 2003.

        (b) BriteSmile shall continue to supply EVL with all reports referred to in Section 14 of the Lease Agreement regardless of whether Variable Rent is due with respect to the period covered by the report.

        (c) This Amendment may be executed in counterparts, including facsimile counterparts.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date above within.

                            EXCIMER VISION LEASING, L.P.

                            By:    CAP Properties Limited,
                                   its General Partner



                                   By: /s/ Brian Delaney
                                      ------------------------------
                                      Name:  Brian Delaney
                                      Title:  Director

                            BRITESMILE, INC.



                            By:  /s/ John Reed
                               -------------------------------------
                                Name:  John Reed
                                Title:  Chief Executive Officer